EXHIBIT 16.1

                           Jonathon P. Reuben, C.P.A.
                        23440 Hawthorne Blvd., Suite 200
                           Torrance, California  90505
                               Phone: 310-378-3609
                                Fax: 310-378-3709




April  27,  2006



Securities  and  Exchange  Commission
450  5th  Street  NW
Washington,  D.C.  20549

Re:  DLR  Funding,  Inc  f/ka  Digital  Security,  Inc.


Gentlemen:

We have read Item 4.01 of DLR Funding, Inc f/k/a Digital Security, Inc., Form 8-K dated April 21, 2006 and agree with the statements therein concerning the Company.


/s/  Jonathon P. Reuben
-------------------------
Jonathon P. Reuben, C.P.A.


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